UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2026

ATLAS ENERGY SOLUTIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41828	93-2154509
(State or other jurisdiction of incorporation)	(Commission File Number) 5918 W. Courtyard Drive, Suite 500 Austin, Texas 78730 (Address of Principal Executive Offices) (Zip Code) (512) 220-1200 (Registrant’s Telephone Number, Including Area Code)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AESI	NYSE NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

To the extent the information included or incorporated by reference into Item 8.01 below with respect to the results of operations or financial condition of Atlas Energy Solutions Inc. (the “Company”) and its subsidiaries relates to or is presented as of or for a completed fiscal period, such information is incorporated into this Item 2.02 by reference herein.

Item 7.01	Regulation FD Disclosure

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, is incorporated into this Item 7.01 by reference.

Item 8.01	Other Events

On April 6, 2026, the Company issued a press release announcing that, subject to market and other conditions, the Company intends to offer (the “Notes Offering”) for sale in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act $300 million aggregate principal amount of Convertible Senior Notes due 2031. The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into capped call transactions and a portion of the net proceeds from the offering to pay down outstanding borrowings under its Master Lease Agreement and Interim Funding Agreement, each with Stonebriar Commercial Finance LLC, and its 2023 ABL Credit Facility. The Company expects to use the remainder of the net proceeds to purchase a portion of the power generation equipment under the Global Framework Agreement with Caterpillar Inc. and for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Notes Offering, the Company will provide certain financial and other information with respect to the Company and its subsidiaries to prospective investors in the Notes Offering. Excerpts of such information are included below.

Select Preliminary First Quarter Financial Results

Our unaudited consolidated financial statements for the three months ended March 31, 2026 are not yet available. The following estimates are based on preliminary operating and financial results for the three months ended March 31, 2026 and, as of the date of this offering memorandum, have not been finalized. These preliminary estimates are derived from our internal records and are based on the most current information available to management.  We have prepared these estimates on a basis materially consistent with our historical financial results. Ernst & Young LLP has not reviewed, audited, compiled or performed any procedures in respect of these preliminary results and accordingly does not express any opinion or other form of assurance with respect thereto. These preliminary financial estimates are not reviewed and are unaudited, and our normal reporting processes with respect to the following preliminary financial results have not been fully completed. During the course of our review process of financial results for the three months ended March 31, 2026, we could identify items that would require us to make adjustments and could affect our final results. Any such adjustments could be material.

This summary is not intended to be a comprehensive statement of our unaudited financial results for the three months ended March 31, 2026. The results of operations for an interim period, including the summary preliminary financial results provided below, may not give a true indication of the results to be expected for a full year or any future period. In addition, the preliminary financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. You should read this information together with our audited consolidated financial statements and related notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 incorporated herein by reference.

	Lower Bound Estimate for the Three Months Ended March 31, 2026	Upper Bound Estimate for the Three Months Ended March 31, 2026
	(in thousands)
Net Loss	$(43,308)	$(40,008)
Depreciation, depletion and accretion expense	46,836	46,936
Amortization expense of acquired intangible assets	6,321	6,421
Interest expense	15,864	15,964
Income tax benefit	(6,670)	(6,370)
EBITDA	19,043	22,943
Stock-based compensation	8,391	8,491
Insurance recover (gain) (1)	(3,326)	(3,326)
Other non-recurring costs (2)	1,750	1,750
Other acquisition related costs (3)	142	142
Adjusted EBITDA	$26,000	$30,000

(1)	Represents insurance recovery (gain) related to the dredge mining assets at the Kermit facility.

(2)	Other non-recurring costs includes infrequent and unusual costs.

(3)
Represents transactions costs incurred in connection with acquisitions, including fees paid to finance, legal, accounting and other advisors, employee retention and benefit costs, and other operational and corporate costs.

**

Fifth Amendment to 2023 ABL Credit Agreement

In connection with the offering, we expect to enter into the fifth amendment to the Loan, Security and Guaranty Agreement, dated as of February 22, 2023, among Atlas Sand Company, LLC, as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto from time to time and Bank of America, N.A., as agent, sole lead arranger and sole bookrunner (the “2023 ABL Credit Agreement” and such amendment, the “Amendment”). The Amendment is being entered into, among other things, to permit the issuance of the notes and the related capped call transaction. The Amendment will be subject to certain conditions prior to becoming effective, including the completion of this offering.

**

As of April 2, 2026, we had approximately $61 million of outstanding advances under the master equipment lease agreement and related funding agreement with an affiliate of Stonebriar.

**

As of April 2, 2026, we had approximately $75 million outstanding under the 2023 ABL Credit Facility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release, dated April 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2026

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Executive Officer